Exhibit 3.2

BY-LAW NO. 1

A by-law relating generally to the conduct of the business and affairs of

BITFARMS LTD.

(the “Corporation”)

C O N T E N T S

1.	-	Interpretation
2.	-	General Business Matters
3.	-	Directors
4.	-	Meetings of Directors
5.	-	Officers
6.	-	Protection of Directors, Officers and Others
7.	-	Meetings of Shareholders
8.	-	Shares
9.	-	Dividends
10.	-	Notices
11.	-	Effective Date

BE IT ENACTED as a by-law of Bitfarms Ltd. as follows:

1. INTERPRETATION

1.1 Definitions - In this by-law and all other by-laws and resolutions of the Corporation, unless the context otherwise requires:

“Act” means the Business Corporations Act (Ontario), including the Regulations made pursuant thereto, and any statute or regulations substituted therefor, as amended from time to time;

“appoint” includes “elect”, and vice versa

“articles” means the Articles of Incorporation and/or other constating documents of the Corporation as amended or restated from time to time;

“board” means the board of directors of the Corporation and “director” means a member of the board;

“by-laws” means this by-law and all other by-laws, including special by-laws, of the Corporation as amended from time to time and which are, from time to time, in force and effect;

“Corporation” means this Corporation, being the corporation to which the Articles pertain, and named “Bitfarms Ltd.”;

“meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders; “special meeting of shareholders” means a special meeting of all shareholders entitled to vote at an annual meeting of shareholders and a meeting of any class or classes of shareholders entitled to vote on the question at issue;

“recorded address” means, in the case of a shareholder, his address as recorded in the shareholders’ register; and in the case of joint shareholders, the address appearing in the shareholders’ register in respect of such joint holding or the first address so appearing if there is more than one; in the case of a director, officer, auditor or member of a committee of the board, his latest address as shown in the records of the Corporation or in the most recent notice filed under the Corporations Information Act, whichever is the more current. The secretary may change or cause to be changed the recorded address of any person in accordance with any information believed by him to be reliable.

1.2 Rules - In the interpretation of this by-law, unless the context otherwise requires, the following rules shall apply:

a)	Except where specifically defined herein, words, terms and expressions appearing in this by-law, including the terms “resident Canadian” and “unanimous shareholder agreement” shall have the meaning ascribed to them under the Act;

b)	Words importing the singular include the plural and vice versa;

c)	Words importing gender include the masculine, feminine and neuter genders;

d)	Words importing a person include an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his capacity as trustee, executor, administrator, or other legal representative.

2. GENERAL BUSINESS MATTERS

2.1 Registered Office - The shareholders may, by special resolution, from time to time change the municipality or geographic township within Ontario in which the registered office of the Corporation shall be located, but unless and until such special resolution has been passed, the registered office shall be where initially specified in the articles. The directors shall from time to time fix the location of the registered office within such municipality or geographic township.

2.2 Corporate Seal - The Corporation may, but need not, have a corporate seal; if adopted, such seal shall be in the form approved from time to time by the board.

2.3 Fiscal Year - Unless and until another date has been effectively determined, the fiscal year or financial year of the Corporation shall end on December 31st in each year.

2.4 Execution of Documents - Deeds, transfers, assignments, contracts, obligations and other instruments in writing requiring execution by the Corporation may be signed by any one officer or director.

Notwithstanding the foregoing, the board may from time to time direct the manner in which and the person or persons by whom a particular document or class of documents shall be executed. Any person authorized to sign any document may affix the corporate seal thereto.

2.5 Banking - All matters pertaining to the banking of the Corporation shall be transacted with such banks, trust companies or other financial organizations as the board may designate or authorize from time to time. All such banking business shall be transacted on behalf of the Corporation pursuant to such agreements, instructions and delegations of powers as may, from time to time, be prescribed by the board.

3. DIRECTORS

3.1 Powers - Subject to the express provisions of a unanimous shareholder agreement, the directors shall manage or supervise the management of the business and affairs of the Corporation.

3.2 Transaction of Business - Business may be transacted by resolutions passed at meetings of directors or committees of directors at which a quorum is present or by resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors. A copy of every such resolution in writing shall be kept with the minutes of the proceedings of the directors or committee of directors.

3.3 Number - Until changed in accordance with the Act, the board shall consist of that number of directors, being a minimum of one (1) and a maximum of ten (10), as determined from time to time by special resolution or, if the special resolution empowers the directors to determine the number, by resolution of the board.

3.4 Qualifications - Each director shall be an individual who is not less than 18 years of age. No person who is of unsound mind and has been so found by a court in Canada or elsewhere or who has the status of a bankrupt shall be a director. If a director acquires the status of a bankrupt or becomes of unsound mind and is so found, he shall thereupon cease to be a director. A director need not be a shareholder.

3.5 Election and Term - The election of directors shall take place at the first meeting of shareholders and at each annual meeting of shareholders and all the directors then in office shall retire, but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors or shareholders shall have otherwise determined in accordance with the Act. Where the shareholders adopt an amendment to the articles to increase the number or minimum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment. The election shall be by resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

3.6 Resignation - A director who is not named in the articles may resign from office upon being giving a written resignation to the Corporation and such resignation becomes effective when received by the Corporation or at the time specified in the resignation, whichever is later. A director named in the articles shall not be permitted to resign his office unless at the time the resignation is to become effective a successor is elected or appointed.

3.7 Removal - Subject to the provisions of the Act, the shareholders may, by ordinary resolution passed at an annual or special meeting of shareholders, remove any director from office before the expiration of his term and may elect a qualified individual to fill the resulting vacancy for the remainder of the term of the director so removed, failing which such vacancy may be filled by the board. Notice of intention to pass such resolution shall be given in the notice calling the meeting.

3.8 Vacation of office - A director ceases to hold office when he dies, resigns, is removed from office by the shareholders, or becomes disqualified to serve as director.

3.9 Vacancies - Subject to the provisions of the Act, a vacancy on the board may be filled for the remainder of its term by a qualified individual by resolution of a quorum of the board. If there is not a quorum of directors or if a vacancy results from the failure to elect the number of directors required to be elected at any meeting of shareholders, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

4. MEETINGS OF DIRECTORS

4.1 Place of Meetings - Meetings of the board may be held at the registered office of the Corporation or at any other place within or outside of Ontario, and it is not necessary that, in any financial year of the Corporation, a majority of such meetings be held in Canada.

4.2 Participation by Telephone - With the unanimous consent of all of the directors present at or participating in the meeting, a director may participate in a meeting of the board or in a meeting of a committee of directors by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such a meeting by such means is deemed for the purposes of the Act and this by-law to be present at that meeting. A consent pursuant to this provision may be given before or after the meeting to which it relates and may be a “blanket” consent, relating to all meetings of the board and/or committees of the board and need not be in writing.

4.3 Calling of Meetings - In addition to any other provisions in the articles or by-laws of a Corporation for calling meetings of directors, a quorum of the directors may, at any time, call a meeting of any business, the general nature of which is specified in the notice calling the meeting. Where the Corporation has only one director, that director may constitute a meeting.

4.4 Notice of Meeting - Notice of the time and place for the holding of a meeting of the board shall be given to every director of the Corporation not less than two clear days (excluding Sundays and holidays as defined by the Interpretation Act) before the date of the meeting. Notwithstanding the foregoing, notice of a meeting shall not be necessary if all of the directors are present, and none objects to the holding of the meeting, or if those absent have waived notice of or have otherwise signified their consent to the holding of such meeting. Notice of an adjourned meeting is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.5 First Meeting of New Board - Provided that a quorum of directors is present, a newly elected board may, without notice, hold its first meeting immediately following the meeting of shareholders at which such board is elected.

4.6 Regular Meetings - The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.7 Quorum - A majority of the directors elected to office constitutes a quorum at any meeting of the board.

4.8 Chairman - The Chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting:

Chairman of the Board

President,

A Vice-President, or

Managing Director

If no such officer is present, the directors present shall choose one of their number to be Chairman of such meeting.

4.9 Votes to Govern - At all meetings of the board, every question shall be decided by a majority of the votes cast on the question; and in the case of an equality of votes, the Chairman of the meeting shall not be entitled to a second or casting vote.

4.10 Disclosure- Conflict of Interest - A director or officer of the Corporation who is a party to, or who is a director or an officer of, or has a material interest in any person who is a party to, a material contract or transaction or proposed material contract or transaction with the Corporation, shall disclose in writing to the Corporation or request to have entered in the minutes of meetings of directors the nature and extent of his interest. Disclosure, as aforesaid, shall be made at the time and in the manner required by the Act, and a director so having an interest in a contract or transaction shall, unless expressly permitted by the Act, not vote on any resolution to approve the contract or transaction.

4.11 Delegation by Directors (Committees) - The board may appoint from their number a managing director, or a committee of directors, and delegate to such managing director or committee any of the powers of the board except those which relate to matters over which a managing director or committee shall, pursuant to the Act, not have authority. Unless otherwise determined by the board, a committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

4.8 Remuneration and Expenses - Subject to the articles and any unanimous shareholder agreement, the board may fix the remuneration of the directors, which remuneration shall be in addition to any remuneration which may be payable to a director who serves the Corporation in any other capacity. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board, committees or shareholders and for such other out-of-pocket expenses incurred in respect of the performance of their duties as the board may from time to time determine.

5. OFFICERS

5.1 Appointment - The board may from time to time designate the offices of the Corporation, appoint officers (and assistants to officers), specify their duties and, subject to the Act or the provisions of any unanimous shareholder agreement, delegate to such officers powers to manage the business and affairs of the Corporation. A director may be appointed to any office of the Corporation. Except for the chairman of the board and the managing director, an officer may but need not be a director. Two or more offices may be held by the same person.

5.2 Term of Office (Removal) - In the absence of a written agreement to the contrary, the board may remove, whether for cause or without cause, any officer of the Corporation. Unless so removed, an officer shall hold office until his successor is appointed or until his resignation, whichever shall first occur.

5.3 Terms of Employment, Duties and Remuneration - The terms of employment and remuneration of all officers elected or appointed by the board shall be determined from time to time and may be varied from time to time by the board. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the Board of Directors at any time, with or without cause.

5.4 Description of Offices - Unless otherwise specified by the board (which may, subject to the Act, modify, restrict or supplement such duties and powers), the offices of the Corporation, if designated and if officers are appointed thereto, shall have the following duties and powers associated therewith:

a)	Chairman of the Board - The chairman of the board, if one is to be appointed, shall be a director. The board may assign to him any of the powers and duties which, pursuant to the by-laws, are capable of being assigned to the managing director or to the president. During the absence or disability of the Chairman of the Board, the President shall assume all his powers and duties.

b)	Managing Director - The managing director, if one is to be appointed, shall exercise such powers and have such authority as may be delegated to him by the Board in accordance with the provisions of Section 127 of the Act.

c)	President - The President shall be the chief executive officer of the Corporation unless otherwise determined by resolution of the Board of Directors and shall have responsibility for the general management and direction of the business and affairs of the Corporation, subject to the authority of the Board of Directors. Where no Chairman of the Board is elected or during the absence or inability to act of Chairman of the Board, the President, when present, shall preside at all meetings of shareholders, and if he is a director, at all meetings of the Board of Directors or meetings of a committee of directors;

d)	Vice-President - During the absence or inability of the President, his duties may be performed and his powers may be exercised by the Vice-President, or if there are more than one, by the Vice-President in order of seniority (as determined by the Board of Directors) save that no Vice-President shall preside at a meeting of the Board of Directors or at a meeting of shareholders who is not qualified to attend the meeting as a director or shareholder, as the case may be. A Vice-President shall also perform such duties and exercise such powers as the President may from time to time delegate to him or as the Board of Directors may prescribe;

e)	General Manager - The General Manager, if one be appointed, shall have the responsibility for the general management, and direction, subject to the authority of the Board of Directors and the supervision of the President, of the Corporation’s business and affairs and the power to appoint and remove any and all officers, employees and agents of the Corporation not appointed directly by the Board of Directors and to settle the terms of their employment and remuneration.

f)	Secretary - The secretary, when in attendance, shall be the secretary of all meetings of the board, shareholders and committees of the board and, whether or not he attends, the secretary shall enter or cause to be entered in the Corporation’s minute book, minutes of all proceedings at such meetings; he shall give, or cause to be given, as and when instructed, notices to shareholders, directors, auditors and members of committees; he shall be the custodian of the corporate seal as well as all books, papers, records, documents and other instruments belonging to the Corporation. He shall perform such other duties as may from time to time be prescribed by the Board of Directors;

g)	Treasurer - The treasurer shall be responsible for the maintenance of proper accounting records in compliance with the Act as well as the deposit of money, the safekeeping of securities and the disbursement of funds of the Corporation; whenever required, he shall render to the board an account of his transactions as treasurer and of the financial position of the Corporation.

The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the board requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

5.5 Vacancies - If the office of the Chairman of the Board, Managing Director, President, Vice-President, Secretary, Assistant Secretary, Treasurer, Assistant Secretary, or any one of such offices, or any other office shall be or become vacant by reason of death, resignation, disqualification or otherwise, the Board of Directors by resolution shall in the case of the President or Secretary, and may in the case of any other office, appoint a person to fill such vacancy.

5.6 Agents and Attorneys - The board shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Ontario with such powers of management, administration or otherwise (including the power to sub-delegate) as the board considers fit.

5.7 Disclosure- Conflict of Interest - An officer shall have the same duty to disclose his interest in a material contract or transaction or proposed material contract or transaction with the Corporation, as is, pursuant to the provisions of the Act and the by-laws, imposed upon directors.

6. PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.1 Standard of Care - Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Every director and officer of the Corporation shall comply with the Act, the regulations, articles, by-laws and any unanimous shareholder agreement.

6.2 Limitation of Liability - Provided that the standard of care required of him has been satisfied, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own willful neglect or default.

6.3 Indemnity of Directors and Officers - Subject to the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director of officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal administrative, investigative or other action or proceeding to which he is made a party by reason of being or having been a director or officer of such corporation or body corporate if,

a)	they acted honestly and in good faith with a view to the best interests of the Corporation; and

b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Corporation shall indemnify such person in all such other matters, actions, proceedings and circumstances as may be permitted by the Act or the law.

6.4 Insurance - Subject to the Act, the Corporation may purchase and maintain such insurance for the benefit of any person entitled to be indemnified by the Corporation pursuant to the immediately preceding section as the board may from time to time determine.

7. MEETINGS OF SHAREHOLDERS

7.1 Annual Meetings - The board shall call, at such date and time as it determines, the first annual meeting of shareholders not later than eighteen months after the Corporation comes into existence and thereafter not later than fifteen months after holding the last preceding annual meeting, so as to consider the financial statements and reports required by the Act to be presented thereat, to elect directors, appoint auditors and to transact such other business as may properly be brought before the meeting.

7.2 Special Meetings - The board, the chairman of the board, the managing director or the president may at any time call a special meeting of shareholders for the transaction of any business which may properly be brought before such meeting of shareholders.

7.3 Place of Meetings - Meetings of shareholders shall be held at such place in or outside Ontario as the board determines or, in the absence of such a determination, at the place where the registered office of the Corporation is located.

7.4 Special Business - All business transacted at a special meeting or an annual meeting of shareholders, except consideration of the minutes of an earlier meeting, the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor constitutes special business.

7.5 Notice of Meetings - Notice of the time and place of a meeting of shareholders shall be sent not less than 10 days, or if the Corporation is an offering corporation, not less than twenty-one (21) days, but in either case not more than 50 days before the date of the meeting:

a)	to each shareholder entitled to vote at the meeting (according to the records of the Corporation at the close of business on the day preceding the giving of the notice);

b)	to each director; and

c)	to the auditor of the Corporation.

A meeting of shareholders may be held at any time without notice if all the shareholders entitled to vote thereat are present or represented by proxy and do not object to the holding of the meeting or those not so present by proxy have waived notice, if all the directors are present or have waived notice of or otherwise consent to the meeting and if the auditor, if any, is present or has waived notice of or otherwise consents to the meeting.

Notice of a meeting of shareholders at which special business is to be transacted shall state:

a)	the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and

b)	the text of any special resolution or by-law to be submitted to the meeting.

In the event of the adjournment of a meeting, notice, if any is required, shall be given in accordance with the provisions of the Act.

7.6 Waiving Notice - A shareholder and any other person entitled to attend a meeting of shareholders may in any manner and at any time waive notice of a meeting of shareholders, and attendance of any such person at a meeting of shareholders is a waiver of notice of the meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

7.7 Persons Entitled to be Present - The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation, if any and such other persons who are entitled or required under any provision of the Act, articles or by-laws of the Corporation to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

7.8 Quorum - Two holders of shares entitled to vote at a meeting of shareholders, whether present in person or represented by proxy, constitute a quorum for the transaction of business at any meeting of shareholders. If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting even if a quorum is not present throughout the meeting. If the Corporation has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

7.9 Right to Vote - Unless the articles otherwise provide, each share of the Corporation entitles the holder thereof to one vote at a meeting of shareholders. At each meeting of shareholders every shareholder shall be entitled to vote who is entered on the books of the Corporation as a holder of one or more shares carrying the right to vote at such meeting in accordance with a shareholder list which, in the case of a record date, shall be a list of those registered at the close of business on that record date, and where there is no record date, at the close of business on the day immediately preceding the day on which notice is given or, where no notice is given, those registered on the day on which the meeting is held. When a share or shares have been mortgaged or hypothecated, the person who mortgaged or hypothecated such share or shares (or his proxy) may nevertheless represent the shares at meetings and vote in respect thereof unless in the instrument creating the mortgage or hypothec, he has expressly empowered the holder of such mortgage or hypothec to vote thereon, in which case such holder (or his proxy) may attend meetings to vote in respect of such shares upon filing with the Secretary of the meeting sufficient proof of the terms of such instrument.

7.10 Representatives - An executor, administrator, committee of a mentally incompetent person, guardian or trustee and where a Corporation is such executor, administrator, committee, guardian or trustee, any person duly a proxy appointed for such corporation, upon filing with the secretary of the meeting sufficient proof of his appointment, shall represent the shares in his or its hands at all meetings of the shareholders of the Corporation and may vote accordingly as a shareholder in the same manner and to the same extent as the shareholder of record. Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders has the right, in the absence of the other or others, to vote in respect of such share or shares but if more than one of such persons are present or represented by proxy and vote, they shall vote together as one on the share or shares jointly held by them.

7.11 Scrutineers - At each meeting of shareholders one or more scrutineers may be appointed by a resolution of the meeting or by the Chairman with the consent of the meeting to serve at the meeting. Such scrutineers need not be shareholders of the Corporation.

7.12 Proxies - Every shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders who need not be shareholders, as the shareholder’s nominee to attend and act at the meeting in the manner, to the extent and with the authority conferred by the proxy. A proxy shall be in writing, shall be executed by the shareholder or by his attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized, and shall cease to be valid after the expiration of one year from the date thereof. The instrument appointing a proxy shall comply with the provisions of the Act and regulations thereto and shall be in such form as the Board of Directors may from time to time prescribe or in such other form as the Chairman of the meeting may accept as sufficient and shall be deposited with the Secretary of the meeting before any vote is cast under its authority, or at such earlier time and in such manner as the Board of Directors may prescribe in accordance with the Act.

7.13 Time for Deposit of Proxies - The Corporation shall recognize a proxy only if it has been deposited with the Corporation and it shall be so deposited before any vote is taken under its authority, or at such earlier time as the board, in compliance with the Act, prescribes and which has been specified in the notice calling the meeting.

7.14 Corporate Shareholders and Associations - As an alternative to depositing a proxy, a body corporate or an association may deposit a certified copy of a resolution of its directors or governing body authorizing an individual to represent it at meetings of shareholders of the Corporation.

7.15 Joint Shareholders - Where two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the shares, but if two or more of those persons are present, in person or by proxy, they shall vote as one on the shares jointly held by them.

7.16 Votes to Govern - Subject to the Act, the articles, the by-laws and any unanimous shareholder agreement, all questions proposed for the consideration of the shareholders shall be determined by a majority of the votes cast thereon and, in case of an equality of votes, the chairman of the meeting shall not have a second or casting vote.

7.17 Show of Hands - Except where a ballot is demanded as hereafter set out, voting on any question proposed for consideration at a meeting of shareholders shall be by show of hands, and a declaration by the chairman as to whether or not the question or motion has been carried and an entry to that effect in the minutes of the meeting shall, in the absence of evidence to the contrary, be evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the motion.

7.18 Ballots - For any question proposed for consideration at a meeting of shareholders, either before or after a vote by show of hands has been taken, the chairman, or any shareholder or proxyholder may demand a ballot, in which case the ballot shall be taken in such manner as the chairman directs and the decision of the shareholders on the question shall be determined by the result of such ballot.

7.19 Resolution in Lieu of Meeting - Except where, pursuant to the Act, a written statement is submitted to the Corporation by a director or representations in writing are submitted to the Corporation by an auditor:

a)	a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders; and

b)	a resolution in writing dealing with all matters required by the Act to be dealt with at a meeting of shareholders, and signed by all the shareholders entitled to vote at that meeting, satisfies all the requirements of the Act relating to that meeting of shareholders.

7.20 One Shareholder - Where the Corporation has only one shareholder, all business which the Corporation may transact at an annual or special meeting of shareholders shall be transacted in the manner provided for in paragraph 7.19 hereof.

7.21 Adjournment - The Chairman of the meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, or where otherwise permitted under the provisions of the Act, adjourn the meeting from time to time and from place to place.

8. SHARES

8.1 Allotment - Subject to the Act, the articles and any unanimous shareholder agreement, the board may from time to time issue, allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation, at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.2 Share Certificates - Share certificates and the form of stock transfer power shall be in such form as the board shall from time to time approve and shall be signed by the Chairman of the Board or the President or a Vice-President and the Secretary or Assistant Secretary holding office at the time of signing. Every shareholder of the Corporation is entitled upon request to a share certificate or to a non-transferable written acknowledgment of his right to obtain a share certificate in respect of the shares held by him.

Unless otherwise provided in the Articles, the Board may provide by resolution that all or any classes and series of shares or other securities shall be uncertified securities, provided that such resolution shall not apply to securities represented by a certificate until such certificate is surrendered to the Corporation.

The signature of the Chairman of the Board, the Vice-Chairman of the Board, the President or a Vice-President may be printed, engraved, lithographed or otherwise mechanically reproduced upon certificates for shares of the Corporation. Certificates so signed shall be deemed to have been manually signed by the Chairman of the Board, the Vice-Chairman of the Board, the President or the Vice-President whose signature is so printed, engraved, lithographed or otherwise mechanically reproduced thereon and shall be as valid to all intents and purposes as if they had been signed manually. Where the Corporation has appointed a trustee, registrar, transfer agent, branch transfer agent or other authenticating agent, for the shares of the Corporation the signature of the Secretary or Assistant Secretary may also be printed, engraved, lithographed or otherwise mechanically reproduced on certificates representing the shares (or the shares of the class or classes in respect of which any such appointment has been made) of the Corporation and when countersigned by or on behalf of a trustee, registrar, transfer agent, branch transfer agent or other authenticating agent such certificates so signed shall be as valid to all intents and purposes as if they had been signed manually. A share certificate containing the signature of a person which is printed, engraved, lithographed or otherwise mechanically reproduced thereon may be issued notwithstanding that the person has ceased to be an officer of the Corporation and shall be as valid as if he were an officer at the date of its issue.

8.3 Joint Shareholders - If two or more persons are registered as joint holders of any share, it shall be sufficient for the Corporation to issue one certificate in respect thereof and it shall also be sufficient for the Corporation to accept, from any one of such persons, receipts for the certificate or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.4 Deceased Shareholders - In the event of the death of a shareholder, the Corporation shall not be required to make an entry in its records in respect of such death and nor shall it be required to make any dividend or other payment in respect of such shares until such documents have been produced to the Corporation as are required by the Act and the law and as are reasonably required by the Corporation and its transfer agents.

8.5 Replacement of Share Certificates - Subject to the Act, the board may prescribe, either generally or for a particular instance, the conditions upon which a new share certificate may be issued to replace a share certificate which has been or is claimed to have been defaced, lost, stolen or destroyed.

8.6 Payment of Commission - The board may, from time to time, authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or for procuring or agreeing to procure purchasers for any such shares.

8.7 Lien for Indebtedness - Subject to the Act, the Corporation has a lien on shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation which lien may be enforced, subject to the articles and to any unanimous shareholder agreement, by the sale of such shares or by any other proceeding or remedy available by law to the Corporation and, until such indebtedness has been satisfied, the Corporation may refuse to register a transfer of any such shares.

8.8 Central Securities Register - A securities register and the register of transfers of the Corporation shall be kept at the registered office of the Corporation or such other office or place in Ontario as may from time to time be designated by resolution of the Board of Directors and a branch securities register or registers of transfers may be kept at such office or offices of the Corporation or other place or places, either in or outside Ontario, as may from time to time be designated by resolution of the Board of Directors.

8.9 Transfer of Securities - No transfer of shares shall be recorded or registered unless or until the certificate representing the shares to be transferred has been surrendered and cancelled.

9. DIVIDENDS

9.1 Declaration - Subject to the Act, the articles and any unanimous shareholder agreement, the board may declare and the Corporation may pay dividends to the shareholders according to their respective rights and interests in the Corporation. Any such dividend may be paid by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation or, subject to the Act, the Corporation may pay a dividend in money or property.

9.2 Payment - A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and, unless the shareholder otherwise directs, mailed by prepaid ordinary mail to such registered holder at his last address appearing on the records of the Corporation. In the case of joint shareholders, unless they otherwise direct, the cheque shall be made payable to the order of all of such joint holders and mailed by prepaid ordinary mail to them at the address appearing on the records of the Corporation for them or, if addresses appear for more than one such joint holder, it shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid, unless it is not honoured on presentation, shall satisfy and discharge the liability for the dividend to the extent of the aggregate of the sum represented by such cheque plus the amount of any tax which the Corporation is required to and does withhold. The board may prescribe, either generally or for a particular instance, the terms as to indemnity, reimbursement of expenses and evidence of non-receipt, upon which a replacement cheque may be issued to a person to whom a dividend cheque was sent and who claims that such cheque was not received or has been defaced, lost, stolen or destroyed.

10. NOTICES

10.1 Method of Giving Notices - Any notice, communication or other document required to be given by the Corporation to a shareholder, director, officer, member of a committee of the board or auditor of the Corporation pursuant to the Act, the regulations, the articles or by-laws or otherwise shall be sufficiently given to such person if:

a)	delivered personally to him, in which case it shall be deemed to have been given when so delivered;

b)	delivered to his recorded address, in which case it shall be deemed to have been given when so delivered;

c)	mailed to him at his recorded address by prepaid ordinary mail, in which case it shall be deemed to have been given on the fifth day after it is deposited in a post office or public letter box; or

d)	sent to him at his recorded address by any means of prepaid transmitted or recorded communication, in which case it shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch.

If a notice or document is sent to a shareholder by prepaid mail in accordance with this paragraph and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, it shall not be necessary to send any further notices or documents to the shareholder until he informs the Corporation in writing of his new address.

10.2 Notice to Joint Shareholders - Notice required to be given to a shareholder where two or more persons are registered as joint holders of any share shall be sufficiently given to all of them if given to any one of them.

10.3 Notices Given to Predecessors - Every person who by transfer, death of a shareholder, operation of law or otherwise becomes entitled to shares, is bound by every notice in respect of such shares which was duly given to the registered holder of such shares from whom his title is derived prior to entry of his name and address in the records of the Corporation and prior to his providing to the Corporation the proof of authority or evidence of his entitlement as prescribed by the Act.

10.4 Computation of Time - In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the date of giving the notice and the date of the meeting or other event shall be excluded.

10.5 Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer, member of a committee of the board or auditor, or the non-receipt of any notice by any such person or any error in any notice not affecting its substance shall not invalidate any action taken at any meeting to which the notice pertained or otherwise founded on such notice.

10.6 Waiver of Notice - Any shareholder, proxyholder, director, officer, member of a committee of the board or auditor may waive or abridge the time for any notice required to be given him, and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or of a committee of the board, which may be given in any manner.

11. EFFECTIVE DATE

11.1 Effective Date - Subject to its being confirmed by the shareholders, this by-law shall come into force when enacted by the board, subject to the provisions of the Act.

* * * * *

The foregoing by-law is hereby enacted by the directors of the Corporation as evidenced by the respective signatures hereto of all of the directors of the Corporation in accordance with the provisions of section 129(1) of the Business Corporations Act (Ontario).

Enacted by the board on this 27th day of August, 2021.

“Emiliano Joel Grodzki”		“Nicolas Bonta”
Emiliano Joel Grodzki	“Brian Howlett”	Nicolas Bonta
“Pierre Seccareccia”	Brian Howlett	“Andres Finkielsztain”
Pierre Seccareccia		Andres Finkielsztain

Confirmed by the shareholders of the Corporation on the 25th day of June, 2021.

“Emiliano Joel Grodzki”
Emiliano Joel Grodzki Chief Executive Officer

AMENDED AND RESTATED BY-LAW NO. 2

A by-law respecting the borrowing of money,

the issuing of securities and the securing of liabilities by

BITFARMS LTD.

(herein called the “Corporation”)

BE IT ENACTED as a by-law of the Corporation as follows:

1.	Borrowing Powers - Without limiting the borrowing powers of the Corporation as set forth in the Act, the board may, subject to the articles and any unanimous shareholder agreement, from time to time, on behalf of the Corporation, without the authorization of the shareholders:

a)	borrow money on the credit of the Corporation;

b)	issue, re-issue, sell, pledge or hypothecate debt obligations of the Corporation, whether secured or unsecured;

c)	give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation or of any person.

2.	Delegation of Powers - The articles, the by-laws and any unanimous shareholder agreement, the board may, from time to time, delegate any or all of the powers hereinbefore specified, to a director, a committee of directors or one or more officers of the Corporation.

3.	Effective Date - Subject to its being confirmed by the shareholders, this by-law shall come into force when enacted by the board, subject to the provisions of the Act.

* * * * *

The foregoing by-law is hereby enacted by the directors of the Corporation as evidenced by the respective signatures hereto of all of the directors of the Corporation in accordance with the provisions of section 129(1) of the Business Corporations Act (Ontario).

Enacted by the board on this 27th day of August, 2021.

“Emiliano Joel Grodzki”		“Nicolas Bonta”
Emiliano Joel Grodzki	“Brian Howlett”	Nicolas Bonta
“Pierre Seccareccia”	Brian Howlett	“Andres Finkielsztain”
Pierre Seccareccia		Andres Finkielsztain

Confirmed by the shareholders of the Corporation on the 25th day of June, 2021.

“Emiliano Joel Grodzki”
Emiliano Joel Grodzki Chief Executive Officer

BY-LAW NO. 3

BITFARMS LTD.

(the “Corporation”)

by-law no. 3

Advance Notice Requirement

for the Nomination of Directors

The purpose of this By-Law No. 3 is to ensure that shareholder meetings are conducted in an orderly and efficient manner and that all shareholders have access to the same information pertaining to all directors nominated for election so they may cast an informed vote. This section imposes certain deadlines by which shareholders submitting a nominee must provide the required information for such nomination to be eligible for election at a general or special meeting of shareholders.

BE IT ENACTED as a by-law of Bitfarms Ltd. (the “Corporation”) as follows:

1.	In this by-law:

(a)	“Act” means the Business Corporations Act (Ontario), and the regulations thereunder, as amended from time to time;

(b)	“Affiliate” means, in respect of any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with the first mentioned person; and “control” means, with respect to the definition of “Affiliate”, the possession, directly or indirectly, by a person or group of persons acting in concert of the power to direct or cause the direction of the management and policies of another person, whether through the ownership of voting securities, contract, as a partner or general partner, or otherwise;

(c)	“Applicable Securities Laws” means the applicable securities legislation of each province and territory of Canada, as amended from time to time, the rules and regulations made or promulgated under any such statute, and the national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each province and territory of Canada;

(d)	“Articles” means the articles attached to the Articles of Incorporation, as amended or restated from time to time;

(e)	“Board” means the board of directors of the Corporation;

(f)	“Business Day” means any day except Saturday, Sunday, any statutory holiday in the Province of Ontario, or any other day on which the principal chartered banks in the City of Toronto are closed for business.

(g)	“NI 54-101” means National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer, as amended, supplemented, restated or replaced from time to time;

(h)	“Notice Date” means the date the Public Announcement of an annual shareholder meeting or special shareholder meeting (which is not also an annual shareholder meeting), as applicable, is made; and

(i)	“Public Announcement” means the filing under the Corporation’s profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com of the notification of meeting and record date required by section 2.2 of NI 54-101.

2.	Subject only to the Act, the Articles and any other by-law of the Corporation, only persons who are nominated in accordance with this by-law shall be eligible for election as directors of the Corporation.

3.	At any annual meeting of shareholders or any special meeting of shareholders (where one of the purposes for which such special meeting was called was the election of directors), nominations of persons for election to the Board may be made:

(a)	by or at the direction of the Board or an authorized officer of the Corporation;

(b)	by one or more shareholders pursuant to a “proposal” made in accordance with the provisions of the Act, or a requisition by one or more of the shareholders made in accordance with the provisions of the Act; or

(c)	by any person (a “Nominating Shareholder”) who at the close of business on the date of the giving of the notice provided for below and at the close of business on the record date for notice of such meeting, is a registered or beneficial holder of one or more shares carrying the right to vote at such meeting, and who complies with the timing and notice procedures set forth below in this by-law.

4.	In addition to any other requirements under applicable law, the Articles and any other by-law of the Corporation, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given notice thereof that is both timely (in accordance with section 5) and in proper written form (in accordance with section 6) to the Secretary of the Corporation.

5.	To be timely, a Nominating Shareholder’s notice to the Secretary of the Corporation must be made:

(a)	in the case of an annual meeting of shareholders, not fewer than 30 days nor more than 65 days prior to the date of the annual meeting of shareholders (but in any event, not prior to the Notice Date); provided, however, that in the event such meeting is called for a date that is fewer than 50 days after the Notice Date, notice by the Nominating Shareholder must be made not later than the close of business on the 10th day following the Notice Date; or

(b)	in the case of a special meeting of shareholders (which is not also an annual shareholder meeting) called for the purpose of electing directors (whether or not also called for other purposes), not later than the close of business on the 15th day following the Notice Date.

6.	To be in proper written form, a Nominating Shareholder’s notice to the Secretary of the Corporation must set forth:

(a)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director: (i) the name, age, citizenship, business address and residential address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares in the capital of the Corporation which are controlled or directed or which are owned beneficially, directly or indirectly, or of record by the person as of the record date for notice of the meeting of shareholders (if such date shall have occurred) and as of the date of such notice; and (iv) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws; and

(b)	as to the Nominating Shareholder (which, for the purpose of this subsection (a), includes the Nominating Shareholder’s Affiliates): (i) the class or series and number of shares in the capital of the Corporation which are controlled or directed or which are owned beneficially, directly or indirectly, or of record by the Nominating Shareholder as of the record date for notice of the meeting of shareholders (if such date shall have occurred) and as of the date of such notice; (ii) full particulars regarding any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Corporation; (iii) full particulars of any derivatives, hedges or other economic or voting interests (including short positions) relating to the Nominating Shareholder’s interest in shares in the capital of the Corporation; and (iv) any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws.

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee. The Corporation may also require any proposed nominee to provide the Corporation with a written consent to be named as a nominee and to act as a director, if elected.

7.	No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this by-law; provided, however, that nothing in this by-law shall be deemed to preclude discussion by a shareholder (as distinct from nominating directors) at a meeting of shareholders of any matter that is properly before such meeting pursuant to the provisions of the Act or the discretion of the Chairman of the meeting.

8.	The Chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in this by-law and, if any proposed nomination is not in compliance with the procedures set forth in this by-law, to declare that such defective nomination shall be disregarded.

9.	Notice given to the Secretary of the Corporation pursuant to this by-law may only be given by personal delivery, facsimile or email (at such fax number or email address as set forth on the Corporation’s profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com), and shall be deemed to have been given and made (i) if personally delivered, only at the time it is served by personal delivery to the Secretary of the Corporation at the principal executive office of the Corporation or (ii) if transmitted by facsimile or email, if sent before 5:00 p.m. (Toronto time) on a Business Day, on such Business Day, and otherwise on the next Business Day.

10.	Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement in this by-law.

11.	This by-law shall come into force when enacted by the Board in accordance with the Act.

* * * * *

Enacted by the board on this 27th day of August, 2021

“Emiliano Joel Grodzki”		“Nicolas Bonta”
Emiliano Joel Grodzki	“Brian Howlett”	Nicolas Bonta
“Pierre Seccareccia”	Brian Howlett	“Andres Finkielsztain”
Pierre Seccareccia		Andres Finkielsztain

Confirmed by the shareholders of the Corporation on the 25th day of June, 2021.

“Emiliano Joel Grodzki”
Emiliano Joel Grodzki Chief Executive Officer

BY-LAW NO. 4

BITFARMS LTD.

(the “Corporation”)

By-Law No. 4

Forum Requirements for Complaints under the U.S. Securities Act of 1933

The purpose of this By-Law No. 4 is to provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act or the rules and regulations thereunder. Section 27 of the Exchange Act creates exclusive jurisdiction of the federal district courts of the United States of America over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder (including the general anti-fraud provisions thereof and thereunder), whereas Section 22 of the Securities Act creates concurrent jurisdiction for United States federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

BE IT ENACTED as a by-law of Bitfarms Ltd. (the “Corporation”) as follows:

1.	Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the U.S. Securities Act of 1933, as amended, or any of the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this provision.

2.	This by-law shall come into force when enacted by the Board in accordance with the Act.

* * * * *

Enacted by the board on this 27th day of August, 2021.

“Emiliano Joel Grodzki”		“Nicolas Bonta”
Emiliano Joel Grodzki	“Brian Howlett”	Nicolas Bonta
“Pierre Seccareccia”	Brian Howlett	“Andres Finkielsztain”
Pierre Seccareccia		Andres Finkielsztain

Confirmed by the shareholders of the Corporation on the 25th day of June, 2021.

“Emiliano Joel Grodzki”
Emiliano Joel Grodzki Chief Executive Officer